September 24, 2018

Board of Trustees

Gallery Trust

One Freedom Valley Drive

Oaks, Pennsylvania 19456

Board of Trustees

Laudus Trust

211 Main Street

San Francisco, California 94105

Re:	Agreement and Plan of Reorganization, dated as of September 17, 2018 (the “Agreement”), between and among (i) Gallery Trust, a Delaware statutory trust (“Acquiring Entity”), on behalf of one of its series, the Mondrian International Equity Fund (the “Acquiring Fund”); (ii) Laudus Trust, a Massachusetts voluntary association (the “Target Entity”), on behalf of one of its series, the Laudus Mondrian International Equity Fund (the “Target Fund”); (iii) solely for the purposes of Sections 1.1(f), 4.3, 5.1(f) and 11.1 of the Agreement, Charles Schwab Investment Management, Inc. (“CSIM”); and (iv) solely for the purposes of Sections 1.1(g), 4.4, 9.2 and 11.2 of the Agreement, Mondrian Investment Partners Limited (“Mondrian”).

Ladies and Gentlemen:

You have requested our opinion as to certain U.S. federal income tax consequences of the reorganization of the Target Fund and the Acquiring Fund that will consist of: (1) the transfer of all of the assets of the Target Fund to the Acquiring Fund and the assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange solely for shares of beneficial interest of the Acquiring Fund (“Acquiring Fund Shares”); (2) the distribution of Acquiring Fund Shares to the shareholders of the Target Fund; and (3) followed immediately by the complete liquidation of the Target Fund, in each case pursuant to the Agreement (the foregoing transactions, collectively referred to herein as a “Reorganization”).

In rendering our opinion, we have reviewed and relied upon (a) the Agreement, (b) the proxy materials provided to shareholders of the Target Fund in connection with the recently held special meeting of shareholders, (c) certain representations concerning the Reorganization made to us in letters from Acquiring Entity and Target Entity dated September 24, 2018 (collectively, the “Representation Letters”), (d) all other documents, financial and other reports and corporate minutes that we deemed relevant or appropriate, (collectively (a) - (d), the “Documents”) and (e) such statutes, regulations, rulings and decisions as we deemed material with respect to this opinion. We have assumed that the Documents and Representation Letters present all material and relevant facts relating to the Reorganization. All terms used herein, unless otherwise defined, are used as defined in the Agreement.

For purposes of this opinion, we have assumed that the Target Fund and the Acquiring Fund on the Closing of the Reorganization will satisfy, and following the Reorganization, the Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as a regulated investment company. We have also assumed the accuracy and completeness of the information contained in the Documents. As to various matters of fact that are material to this opinion, we have relied, exclusively and without independent verification on the representations and warranties made in the Agreement by the Target Fund and the Acquiring Fund, as being true and correct in all material respects as of the Closing Date.

Boards of Trustees

September 24 2018

Based on the foregoing and provided the Reorganization is carried out in accordance with the applicable laws of the Commonwealth of Massachusetts and the State of Delaware, the Agreement and the Representation Letters, it is our opinion, with respect to the Reorganization that:

1. The Reorganization will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code, and the Target Fund and the Acquiring Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

2. No gain or loss will be recognized by the Target Fund upon the transfer of all of its assets to, and the assumption of all of its liabilities by, the Acquiring Fund solely in exchange for Acquiring Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code, except for (A) gain or loss that may be recognized on the transfer of “section 1256 contracts” as defined in Section 1256(b) of the Code, (B) gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (C) any other gain or loss that may be required to be recognized upon the transfer of an asset regardless of whether such transfer would otherwise be a non-recognition transaction under the Code.

3. No gain or loss will be recognized by the Target Fund upon the distribution of Acquiring Fund Shares to shareholders of the Target Fund (in pursuance of the Agreement) of the Target Fund pursuant to Section 361(c)(1) of the Code.

4. No gain or loss will be recognized by the Acquiring Fund upon the receipt of all of the assets of the Target Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Target Fund pursuant to Section 1032(a) of the Code.

5. The tax basis of the assets of the Target Fund received by the Acquiring Fund will be the same as the tax basis of such assets to the Target Fund immediately prior to the exchange pursuant to Section 362(b) of the Code, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Target Fund upon the exchange.

6. The holding period of the assets of the Target Fund received by the Acquiring Fund will include the period during which such assets were held by the Target Fund pursuant to Section 1223(2) of the Code other than assets with respect to which gain or loss is required to be recognized and except where investment activities of the Acquiring Fund have the effect of reducing or eliminating the holding period with respect to an asset.

Boards of Trustees

September 24 2018

7. No gain or loss will be recognized by the shareholders of the Target Fund upon the exchange of their shares of the Target Fund for Acquiring Fund Shares (including fractional shares to which they may be entitled) pursuant to Section 354(a) of the Code.

8. The aggregate tax basis of Acquiring Fund Shares received by each shareholder of the Target Fund (including fractional shares, if any, to which they may be entitled) will be the same as the aggregate tax basis of the Target Fund shares exchanged immediately prior to the Reorganization pursuant to Section 358(a)(1) of the Code.

9. The holding period of the Acquiring Fund Shares received by the shareholders of the Target Fund (including fractional shares, if any, to which they may be entitled) will include the holding period of the Target Fund shares surrendered in exchange therefor, provided that the Target Fund shares were held as a capital asset as of the Closing Date of the Reorganization pursuant to Section 1223(1) of the Code.

10. The Acquiring Fund will succeed to and take into account, as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the Treasury regulations), the items of the Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381(b) and (c), 382, 383 and 384 of the Code.

No opinion is expressed as to (a) the effect of the Reorganization on the Target Fund, the Acquiring Fund or any shareholder of the Target Fund with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting or (b) any other U.S. federal tax issues (except those set forth above) and all state, local or foreign tax issues of any kind.

This opinion letter expresses our views only as to U.S. federal income tax laws in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the opinions and analysis expressed herein, if contested, would be sustained by a court. Our opinion is based upon the Code, the applicable Treasury Regulations promulgated thereunder, the present position of the Internal Revenue Service as set forth in published revenue rulings and revenue procedures, present administrative positions of the Internal Revenue Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. We do not undertake to make any continuing analysis of the facts or relevant law following the date of this letter.

Our opinion is conditioned upon the performance by Acquiring Entity and Target Entity of their respective undertakings in the Agreement and the Representation Letters.

Our opinion addresses only the specific federal income tax consequences of the Reorganization set forth above and does not address any other U.S. federal, or any state, local, or foreign, tax consequences of the Reorganization or any other action (including any taken in connection therewith). This opinion is being rendered to Acquiring Entity, on behalf of the Acquiring Fund, and to Target Entity, on behalf of the Target Fund, and may be relied upon only by the Acquiring Entity, Target Entity, Target Fund, Acquiring Fund and their shareholders and may not be relied on for any purpose by any other person without our express written consent, except that you may furnish copies hereof: (a) to CSIM and Mondrian; (b) to your independent auditor and legal counsel; (c) to legal counsel for the Target Entity’s trustees or Acquiring Entity’s trustees; (d) to any federal or state authority having regulatory jurisdiction over you; and (e) pursuant to an order or legal process of any court or governmental agency.

Boards of Trustees

September 24 2018

We hereby consent to the references to our Firm and the discussion of this opinion in the Acquiring Fund’s Registration Statement filed on Form N-14 (the “Registration Statement”) under the Proxy Statement/Prospectus headings “Summary of Key Information - Will there be any tax consequences resulting from the Reorganization?”, “The Proposed Reorganization - Summary of Agreement and Plan of Reorganization”, and “The Proposed Reorganization - Federal Income Tax Considerations”. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. Further, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

September 24, 2018

Board of Trustees

Gallery Trust

One Freedom Valley Drive

Oaks, Pennsylvania 19456

Board of Trustees

Laudus Trust

211 Main Street

San Francisco, California 94105

Re:	Agreement and Plan of Reorganization, dated as of September 17, 2018 (the “Agreement”), between and among (i) Gallery Trust, a Delaware statutory trust (“Acquiring Entity”), severally and not jointly on behalf of two of its series, Mondrian Emerging Markets Equity Fund and the Mondrian International Government Fixed Income Fund (each an “Acquiring Fund” and together, the “Acquiring Funds”); (ii) Laudus Trust, a Massachusetts voluntary association (the “Target Entity”), severally and not jointly on behalf of two of its series, the Laudus Mondrian Emerging Markets Fund and the Laudus Mondrian International Government Fixed Income Fund (each a “Target Fund” and together, the “Target Funds”); (iii) solely for the purposes of Sections 1.2(f), 1.2(g), 4.3, 5.1(f) and 11.1 of the Agreement, Charles Schwab Investment Management, Inc. (“CSIM”); and (iv) solely for the purposes of Sections 1.2(h), 4.4, 9.2 and 11.2 of the Agreement, Mondrian Investment Partners Limited (“Mondrian”).

Ladies and Gentlemen:

You have requested our opinion as to certain U.S. federal income tax consequences of the reorganization of each Target Fund and its corresponding Acquiring Fund that will consist of: (1) the transfer of all of the assets of the Target Fund to the Acquiring Fund and the assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange solely for shares of beneficial interest of the Acquiring Fund (“Acquiring Fund Shares”); (2) the distribution of Acquiring Fund Shares to the shareholders of the Target Fund; and (3) followed immediately by the complete liquidation of the Target Fund (the foregoing transactions, collectively with respect to each Target Fund and its corresponding Acquiring Fund, each referred to herein as a “Reorganization”), pursuant to the Agreement.

In rendering our opinion, we have reviewed and relied upon (a) the Agreement, (b) the proxy materials provided to shareholders of the Target Fund in connection with the recently held special meeting of shareholders, (c) certain representations concerning each Reorganization made to us in letters from Acquiring Entity and Target Entity dated September 24, 2018 (collectively, the “Representation Letters”), (d) all other documents, financial and other reports and corporate minutes that we deemed relevant or appropriate, (collectively (a) - (d), the “Documents”) and (e) such statutes, regulations, rulings and decisions as we deemed material with respect to this opinion. We have assumed that the Documents and Representation Letters present all material and relevant facts relating to each Reorganization. All terms used herein, unless otherwise defined, are used as defined in the Agreement.

Boards of Trustees

September 24, 2018

For purposes of this opinion, we have assumed that the Target Funds on the Closing of each Reorganization will satisfy, and following each Reorganization, the Acquiring Funds will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as a regulated investment company. We have also assumed the accuracy and completeness of the information contained in the Documents. As to various matters of fact that are material to this opinion, we have relied, exclusively and without independent verification on the representations and warranties made in the Agreement by the Target Fund and the Acquiring Fund, as being true and correct in all material respects as of the Closing Date.

Based on the foregoing and provided each Reorganization is carried out in accordance with the applicable laws of the Commonwealth of Massachusetts and State of Delaware, the Agreement and the Representation Letters, it is our opinion, with respect to each Reorganization that:

1. The acquisition by the Acquiring Fund of all of the assets of the Target Fund, as provided for in the Agreement, in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Target Fund, followed by the distribution by the Target Fund to its shareholders of the Acquiring Fund Shares in complete liquidation of the Target Fund, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the Target Fund and the Acquiring Fund each will be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

2. No gain or loss will be recognized by the Target Fund upon the transfer of all of its assets to, and assumption of all of its liabilities by, the Acquiring Fund in exchange solely for Acquiring Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code, except for (A) gain or loss that may be recognized on the transfer of “section 1256 contracts” as defined in Section 1256(b) of the Code, (B) gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (C) any other gain or loss that may be required to be recognized upon the transfer of an asset regardless of whether such transfer would otherwise be a non-recognition transaction under the Code.

3. No gain or loss will be recognized by the Acquiring Fund upon the receipt by it of all of the assets of the Target Fund in exchange solely for the assumption of all of the liabilities of the Target Fund and issuance of the Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

4. No gain or loss will be recognized by the Target Fund upon the distribution of the Acquiring Fund Shares by the Target Fund to its shareholders in complete liquidation (in pursuance of the Agreement) of the Target Fund pursuant to Section 361(c)(1) of the Code.

Boards of Trustees

September 24, 2018

5. The tax basis of the assets of the Target Fund received by the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Target Fund immediately prior to the transfer of such assets, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Target Fund on the transfer pursuant to Section 362(b) of the Code.

6. The holding periods of the assets of the Target Fund in the hands of the Acquiring Fund will include the periods during which such assets were held by the Target Fund pursuant to Section 1223(2) of the Code, other than assets with respect to which gain or loss is required to be recognized and except where investment activities of the Acquiring Fund have the effect of reducing or eliminating the holding period with respect to an asset.

7. No gain or loss will be recognized by the shareholders of the Target Fund upon the exchange of all of their Target Fund shares for the Acquiring Fund Shares (including fractional shares, if any, to which they may be entitled) pursuant to Section 354(a) of the Code.

8. The aggregate tax basis of the Acquiring Fund Shares received by a shareholder of the Target Fund (including fractional shares, if any, to which they may be entitled) will be the same as the aggregate tax basis of the Target Fund shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

9. The holding period of the Acquiring Fund Shares received by a shareholder of the Target Fund (including fractional shares, if any, to which they may be entitled) will include the holding period of the Target Fund shares exchanged therefor, provided that the shareholder held the Target Fund shares as a capital asset on the date of the exchange pursuant to Section 1223(1) of the Code.

10. The Acquiring Fund will succeed to and take into account the items of the Target Fund described in Section 381(c) of the Code.

11. The consummation of the Reorganization will not terminate the taxable year of the Target Fund. The part of the taxable year of the Target Fund before the Reorganization and the part of the taxable year of the Acquiring Fund after the Reorganization will constitute a single taxable year of the Acquiring Fund.

No opinion is expressed as to (a) the effect of each Reorganization on the Target Fund, the Acquiring Fund or any shareholder of the Target Fund with respect to any asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting or (b) any other U.S. federal tax issues (except those set forth above) and all state, local or foreign tax issues of any kind.

This opinion letter expresses our views only as to U.S. federal income tax laws in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the opinions and analysis expressed herein, if contested, would be sustained by a court. Our opinion is based upon the Code, the applicable Treasury Regulations promulgated thereunder, the present position of the Internal Revenue Service as set forth in published revenue rulings and revenue procedures, present administrative positions of the Internal Revenue Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. We do not undertake to make any continuing analysis of the facts or relevant law following the date of this letter.

Boards of Trustees

September 24, 2018

Our opinion is conditioned upon the performance by Acquiring Entity and Target Entity of their respective undertakings in the Agreement and the Representation Letters.

Our opinion addresses only the specific federal income tax consequences of each Reorganization set forth above and does not address any other U.S. federal, or any state, local, or foreign, tax consequences of each Reorganization or any other action (including any taken in connection therewith). This opinion is being rendered to Acquiring Entity, on behalf of the Acquiring Funds, and to Target Entity, on behalf of the Target Funds, and may be relied upon only by the Acquiring Entity, Target Entity, Target Funds, Acquiring Funds and their shareholders and may not be relied on for any purpose by any other person without our express written consent, except that you may furnish copies hereof: (a) to CSIM and Mondrian; (b) to your independent auditor and legal counsel; (c) to legal counsel for the Target Entity’s trustees or Acquiring Entity’s trustees; (d) to any federal or state authority having regulatory jurisdiction over you; and (e) pursuant to an order or legal process of any court or governmental agency.

We hereby consent to the references to our Firm and the discussion of this opinion in the Acquiring Funds’ Registration Statement filed on Form N-14 (the “Registration Statement”) under the Proxy Statement/Prospectus headings “SUMMARY OF KEY INFORMATION - Will there be any tax consequences resulting from the Reorganizations?”, “THE PROPOSED REORGANIZATIONS - Summary of Agreement and Plan of Reorganization”, and “THE PROPOSED REORGANIZATIONS - Federal Income Tax Considerations”. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. Further, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP